Exhibit 99

UTC REPORTS SECOND QUARTER EPS GROWTH OF 21 PERCENT ON 9 PERCENT HIGHER

SALES; INCREASES 2011 SALES AND EPS OUTLOOK

HARTFORD, Conn., July 20, 2011 – United Technologies Corp. (NYSE:UTX) today reported second quarter 2011 earnings per share of $1.45 and net income attributable to common shareowners of $1.3 billion, up 21 percent and 19 percent, respectively, over the year ago quarter. Sales of $15.1 billion for the quarter were 9 percent above prior year with 6 points of organic growth and 4 points of favorable foreign currency translation, partially offset by 1 point of net divestitures.

Results for the quarter included $0.05 per share of restructuring charges, offset by $0.05 of one-time items. The prior year quarter included a net charge for restructuring and one-time items of $0.12 per share. Before these items, earnings per share increased $0.13 or 10 percent year over year. Foreign currency translation net of currency impact at Pratt & Whitney Canada accounted for $0.06 of the earnings per share increase.

Second quarter segment operating margin at 15.9 percent was 120 basis points higher than prior year. Adjusted for restructuring costs and one-time items, segment operating margin at 15.9 percent was 20 basis points higher than prior year. Research and development costs increased year over year by $67 million to $526 million. Cash flow from operations was $1.3 billion and capital expenditures were $210 million in the quarter.

“For the first time since the second quarter of 2008, all six of our business segments reported organic sales growth in the quarter,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “More encouragingly, order rates remain strong and in line with expectations across most of the segments including our longer cycle commercial construction related businesses.

“Based on the exceptional first half performance at Carrier, strong order rates, and the weaker than planned U.S. dollar, we are raising the full year earnings per share expectation to a range of $5.35 to $5.45, up from $5.25 to $5.40 previously. We now anticipate 2011 EPS growth of 13 to 15 percent, on sales of $58 billion, up nearly 7 percent over 2010 and above prior expectation of $57 billion,” Chênevert added.

New equipment orders at Otis were up 23 percent over the year ago second quarter including favorable foreign exchange of 8 percentage points. Commercial HVAC new equipment orders at Carrier grew 13 percent including favorable foreign exchange of 4 points. Commercial spares orders at Pratt & Whitney’s large engine business grew 23 percent and at Hamilton Sundstrand were up 25 percent over the year ago second quarter.

“Cash flow from operations less capital expenditures was below net income attributable to common shareowners for the quarter due to the timing of cash receipts and product shipments. We continue to expect cash flow from operations less capital expenditures to meet or exceed net income attributable to common shareowners for the full year,” Chênevert continued. “With year to date share repurchases at $1.5 billion and acquisitions of $184 million, we now expect share repurchase for the year to be over $2.5 billion, and acquisitions of less than $1.5 billion.”

United Technologies Corp., based in Hartford, Connecticut, is a diversified company providing high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com.

The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This release contains statements which, to the extent they are not statements of historical or present fact, constitute “forward-looking statements” under the securities laws. From time to time, oral or written forward-looking statements may also be included in other materials released to the public. These forward-looking statements are intended to provide management’s current expectations or plans for our future operating and financial performance, based on assumptions currently believed to be valid. Forward-looking statements can be identified by the use of words such as “believe,” “expect,” “plans,” “strategy,” “prospects,” “estimate,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and other words of similar meaning in connection with a discussion of future operating or financial performance. These include, among others, statements relating to: future sales, earnings, cash flow, results of operations, uses of cash and other measures of financial performance; the effect of economic conditions in the markets in which we operate and in the United States and globally and any changes therein, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; levels of end market demand in construction and in both the commercial and defense segments of the aerospace industry; levels of air travel, financial difficulties (including bankruptcy) of commercial airlines; the impact of weather conditions, natural disasters and the financial condition of our customers and suppliers; delays and disruption in delivery of materials and services from suppliers; new business opportunities; cost reduction efforts and restructuring costs and savings and other consequences thereof; the scope, nature or impact of acquisition and divestiture activity, including integration of acquired businesses into our existing businesses; the development, production and support of advanced technologies and new products and services; the anticipated benefits of diversification and balance of operations across product lines, regions and industries; the impact of the negotiation of collective bargaining agreements, and labor disputes; the outcome of legal proceedings and other contingencies; future repurchases of common stock; future levels of indebtedness and capital and research and development spending; future availability of credit; pension plan assumptions and future contributions; and the effect of changes in tax, environmental and other laws and regulations and political conditions in the United States and other countries in which we operate. All forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. For additional information identifying factors that may cause actual results to vary materially from those stated in the forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC’s Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC’s Forms 10-K and 10-Q.

UTC-IR

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United Technologies Corporation

Condensed Consolidated Statement of Operations

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2011	2010	2011	2010

Net sales	$15,076	$13,802	$28,420	$25,842

Costs, Expenses and Other:
Cost of products and services sold	10,905	10,015	20,546	18,747
Research and development	526	459	1,011	856
Selling, general and administrative	1,644	1,491	3,187	2,915
Other income, net	(219)	(45)	(323)	(81)

Operating profit	2,220	1,882	3,999	3,405
Interest expense, net	141	149	290	320

Income before income taxes	2,079	1,733	3,709	3,085
Income tax expense	649	521	1,178	926

Net income	1,430	1,212	2,531	2,159
Less: Noncontrolling interest in subsidiaries’ earnings	112	102	201	183

Net income attributable to common shareowners	$1,318	$1,110	$2,330	$1,976

Earnings Per Share of Common Stock:
Basic	$1.48	$1.22	$2.60	$2.17
Diluted	$1.45	$1.20	$2.55	$2.13

Weighted average number of shares outstanding:
Basic shares	893	910	896	912
Diluted shares	910	925	912	927

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2011 and 2010 include non-recurring items, restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Segment Net Sales and Operating Profit

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Net Sales
Otis	$3,192	$2,838	$5,964	$5,564
Carrier	3,393	3,093	6,159	5,560
UTC Fire & Security	1,746	1,615	3,374	3,030
Pratt & Whitney	3,452	3,279	6,547	6,120
Hamilton Sundstrand	1,524	1,379	2,972	2,705
Sikorsky	1,786	1,692	3,368	3,050

Segment Sales	15,093	13,896	28,384	26,029
Eliminations and other	(17)	(94)	36	(187)

Consolidated Net Sales	$15,076	$13,802	$28,420	$25,842

Operating Profit
Otis	$743	$641	$1,373	$1,237
Carrier	458	333	768	472
UTC Fire & Security	206	168	368	291
Pratt & Whitney	454	522	925	958
Hamilton Sundstrand	267	204	511	425
Sikorsky	277	169	418	314

Segment Operating Profit	2,405	2,037	4,363	3,697
Eliminations and other	(81)	(62)	(171)	(122)
General corporate expenses	(104)	(93)	(193)	(170)

Consolidated Operating Profit	$2,220	$1,882	$3,999	$3,405

Segment Operating Profit Margin
Otis	23.3%	22.6%	23.0%	22.2%
Carrier	13.5%	10.8%	12.5%	8.5%
UTC Fire & Security	11.8%	10.4%	10.9%	9.6%
Pratt & Whitney	13.2%	15.9%	14.1%	15.7%
Hamilton Sundstrand	17.5%	14.8%	17.2%	15.7%
Sikorsky	15.5%	10.0%	12.4%	10.3%

Segment Operating Profit Margin	15.9%	14.7%	15.4%	14.2%

As described on the following pages, consolidated results for the quarters and six months ended June 30, 2011 and 2010 include non-recurring items, restructuring and other costs that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation

Restructuring and Other Costs and Non-Recurring Items

Consolidated operating profit for the quarters and six months ended June 30, 2011 and 2010 includes restructuring and other costs as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Otis	$4	$17	$6	$28
Carrier	15	15	29	33
UTC Fire & Security	9	19	16	29
Pratt & Whitney	38	9	42	35
Hamilton Sundstrand	3	7	6	9
Sikorsky	2	7	3	7
Eliminations and other[1]	1	11	1	11

Total Restructuring and Other Costs	$72	$85	$103	$152

[1]	Restructuring and other costs incurred in 2010 primarily reflects the impact of curtailments on our domestic pension plans.

Consolidated operating profit and income before income taxes for the quarters and six months ended June 30, 2011 and 2010 include the following non-recurring gains (losses):

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Carrier	—	(47)	—	(47)
Hamilton Sundstrand	—	(28)	—	(28)
Sikorsky	73	—	73	—

Impact on Consolidated Operating Profit	73	(75)	73	(75)
Interest expense, net	—	24	—	24

Impact on Income Before Income Taxes	$73	$(51)	$73	$(51)

Details of the non-recurring items for the quarters and six months ended June 30, 2011 and 2010 above are as follows:

Q2-2011

Sikorsky: Approximately $73 million gain recognized from the contribution of a business into a new venture in the United Arab Emirates.

Q2-2010

Carrier: Approximately $47 million net charge resulting from dispositions associated with Carrier’s ongoing portfolio transformation. Included in this net charge is an approximately $58 million asset impairment charge associated with the disposition of a business, partially offset by an approximately $11 million gain on the sale of another business.

Hamilton Sundstrand: Approximately $28 million of asset impairment charges related primarily to the disposition of an aerospace business as part of Hamilton Sundstrand’s ongoing low cost sourcing initiatives.

Interest expense, net: Favorable pre-tax interest adjustment of approximately $24 million associated with the resolution of an uncertain temporary tax item in the quarter.

The impact of restructuring and other costs and non-recurring items on net income attributable to common shareowners and diluted earnings per share for the quarters and six months ended June 30, 2011 and 2010 is as follows:

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Impact on Income Before Income Taxes:
Restructuring and other costs	$(72)	$(85)	$(103)	$(152)
Non-recurring gains (losses)	73	(51)	73	(51)

	1	(136)	(30)	(203)
Tax effect of above items	(3)	25	7	47

Impact on Net income attributable to common shareowners	$(2)	$(111)	$(23)	$(156)

Diluted Earnings Per Share impact of restructuring and other costs and non-recurring items	$—	$(0.12)	$0.02	$(0.17)

The following page provides segment net sales, operating profits and operating profit margins as adjusted for the aforementioned non-recurring items, restructuring and other costs. Management believes these adjusted results more accurately portray the ongoing operational performance and fundamentals of the underlying businesses. The amount and timing of restructuring and other costs and non-recurring activity can vary substantially from period to period with no assurances of comparable activity or amounts being incurred in future periods. These amounts have therefore been adjusted out in the following schedule in order to provide a more representative comparison of current year operating performance to prior year performance.

United Technologies Corporation

Segment Net Sales and Operating Profit Adjusted for Non-Recurring Items, Restructuring and Other Costs (as reflected on the previous page)

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Net Sales
Otis	$3,192	$2,838	$5,964	$5,564
Carrier	3,393	3,093	6,159	5,560
UTC Fire & Security	1,746	1,615	3,374	3,030
Pratt & Whitney	3,452	3,279	6,547	6,120
Hamilton Sundstrand	1,524	1,379	2,972	2,705
Sikorsky	1,786	1,692	3,368	3,050

Segment Sales	15,093	13,896	28,384	26,029
Eliminations and other	(17)	(94)	36	(187)

Consolidated Net Sales	$15,076	$13,802	$28,420	$25,842

Adjusted Operating Profit
Otis	$747	$658	$1,379	$1,265
Carrier	473	395	797	552
UTC Fire & Security	215	187	384	320
Pratt & Whitney	492	531	967	993
Hamilton Sundstrand	270	239	517	462
Sikorsky	206	176	348	321

Adjusted Segment Operating Profit	2,403	2,186	4,392	3,913
Eliminations and other	(80)	(51)	(170)	(111)
General corporate expenses	(104)	(93)	(193)	(170)

Adjusted Consolidated Operating Profit	$2,219	$2,042	$4,029	$3,632

Adjusted Segment Operating Profit Margin
Otis	23.4%	23.2%	23.1%	22.7%
Carrier	13.9%	12.8%	12.9%	9.9%
UTC Fire & Security	12.3%	11.6%	11.4%	10.6%
Pratt & Whitney	14.3%	16.2%	14.8%	16.2%
Hamilton Sundstrand	17.7%	17.3%	17.4%	17.1%
Sikorsky	11.5%	10.4%	10.3%	10.5%

Adjusted Segment Operating Profit Margin	15.9%	15.7%	15.5%	15.0%

United Technologies Corporation

Condensed Consolidated Balance Sheet

	June 30, 2011	December 31, 2010
(Millions)	(Unaudited)	(Unaudited)

Assets
Cash and cash equivalents	$5,396	$4,083
Accounts receivable, net	9,801	8,925
Inventories and contracts in progress, net	8,795	7,766
Other assets, current	2,437	2,736

Total Current Assets	26,429	23,510

Fixed assets, net	6,329	6,280
Goodwill	18,309	17,721
Intangible assets, net	4,141	4,060
Other assets	6,939	6,922

Total Assets	$62,147	$58,493

Liabilities and Equity
Short-term debt	$1,906	$279
Accounts payable	5,686	5,206
Accrued liabilities	12,622	12,247

Total Current Liabilities	20,214	17,732

Long-term debt	9,492	10,010
Other long-term liabilities	8,354	8,102

Total Liabilities	38,060	35,844

Redeemable noncontrolling interest	348	317

Shareowners’ Equity:
Common Stock	12,878	12,431
Treasury Stock	(18,960)	(17,468)
Retained earnings	31,701	30,191
Accumulated other comprehensive loss	(2,896)	(3,769)

Total Shareowners’ Equity	22,723	21,385
Noncontrolling interest	1,016	947

Total Equity	23,739	22,332

Total Liabilities and Equity	$62,147	$58,493

Debt Ratios:
Debt to total capitalization	32%	32%
Net debt to net capitalization	20%	22%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Condensed Consolidated Statement of Cash Flows

	Quarter Ended June 30,		Six Months Ended June 30,
	(Unaudited)		(Unaudited)
(Millions)	2011	2010	2011	2010

Operating Activities:
Net income attributable to common shareowners	$1,318	$1,110	$2,330	$1,976
Noncontrolling interest in subsidiaries’ earnings	112	102	201	183

Net income	1,430	1,212	2,531	2,159

Adjustments to reconcile net income to net cash flows provided by operating activities:
Depreciation and amortization	344	339	677	666
Deferred income tax provision	168	69	292	128
Stock compensation cost	76	43	128	88
Change in working capital	(635)	(203)	(936)	(397)
Global pension contributions *	(41)	(219)	(70)	(261)
Other operating activities, net	(84)	159	(3)	171

Net cash flows provided by operating activities	1,258	1,400	2,619	2,554

Investing Activities:
Capital expenditures	(210)	(155)	(390)	(302)
Acquisitions and dispositions of businesses, net	20	(169)	(37)	(2,236)
Other investing activities, net	84	89	120	179

Net cash flows used in investing activities	(106)	(235)	(307)	(2,359)

Financing Activities:
Increase in borrowings, net	909	108	1,096	2,280
Dividends paid on Common Stock	(413)	(371)	(781)	(744)
Repurchase of Common Stock	(773)	(650)	(1,500)	(1,150)
Other financing activities, net	47	—	76	19

Net cash flows (used in) provided by financing activities	(230)	(913)	(1,109)	405

Effect of foreign exchange rate changes on cash and cash equivalents	34	(43)	110	(52)

Net increase in cash and cash equivalents	956	209	1,313	548

Cash and cash equivalents, beginning of period	4,440	4,788	4,083	4,449

Cash and cash equivalents, end of period	$5,396	$4,997	$5,396	$4,997

*	Non-cash activities include contributions of UTC common stock of $250 million to domestic defined benefit pension plans in the second quarter of 2010. There were no contributions of UTC common stock in 2011.

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation

Free Cash Flow Reconciliation

	Quarter Ended June 30,
	(Unaudited)
(Millions)	2011		2010

Net income attributable to common shareowners	$1,318		$1,110
Noncontrolling interest in subsidiaries’ earnings	112		102

Net income	1,430		1,212

Depreciation and amortization	344		339
Change in working capital	(635)		(203)
Other operating activities, net	119		52

Net cash flows provided by operating activities	1,258		1,400

Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		96%		126%
Capital expenditures	(210)		(155)

Capital expenditures as a percentage of net income attributable to common shareowners		(16)%		(14)%

Free cash flow	$1,048		$1,245

Free cash flow as a percentage of net income attributable to common shareowners		80%		112%

	Six Months Ended June 30,
	(Unaudited)
(Millions)	2011		2010

Net income attributable to common shareowners	$2,330		$1,976
Noncontrolling interest in subsidiaries’ earnings	201		183

Net income	2,531		2,159

Depreciation and amortization	677		666
Change in working capital	(936)		(397)
Other operating activities, net	347		126

Net cash flows provided by operating activities	2,619		2,554

Net cash flows provided by operating activities as a percentage of net income attributable to common shareowners		113%		129%
Capital expenditures	(390)		(302)

Capital expenditures as a percentage of net income attributable to common shareowners		(17)%		(15)%

Free cash flow	$2,229		$2,252

Free cash flow as a percentage of net income attributable to common shareowners		96%		114%

United Technologies Corporation

Notes to Condensed Consolidated Financial Statements

(1)	Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)	Organic sales growth represents the total reported increase within the Corporation’s ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)	We previously reported “Other income, net,” which included “Interest income,” as a component of “Revenues.” “Other income, net,” excluding “Interest income,” is now reflected as a component of “Costs, Expenses and Other,” while “Interest income” is now netted with “Interest expense” for financial statement presentation.

(4)	Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC’s ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC’s common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.